Agreement and Plan of Reorganization
This Agreement and Plan of Reorganization (the “Agreement”) is made as of this 8th day of August, 2016 by Destra Investment Trust, a Massachusetts business trust (the “Acquiring Trust”), on behalf of Destra Focused Equity Fund (the “Acquiring Fund”), a series of the Acquiring Trust, and Destra Investment Trust II, a Massachusetts business trust (“Trust II”), on behalf of Destra Focused Equity Fund (the “Target Fund”), a series of Trust II, and Destra Capital Advisors LLC, a Delaware limited liability company (for purposes of Section 9.1 of the Agreement only), the investment adviser to each of the Acquiring Fund and the Target Fund (the “Adviser”).  The Acquiring Fund and the Target Fund may each be referred to herein as a “Fund” and may collectively be referred to herein as the “Funds.”
Whereas, this Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder;
Whereas, the reorganization will consist of:  (i) the transfer of all the assets of the Target Fund to the Acquiring Fund in exchange solely for Class A, Class C and Class I shares of beneficial interest of the Acquiring Fund (“Acquiring Fund Shares”) and the assumption by the Acquiring Fund of all the liabilities of the Target Fund; and (ii) the pro rata distribution of all the Acquiring Fund Shares to the shareholders of each corresponding class of the Target Fund, in complete liquidation and termination of the Target Fund as provided herein, all upon the terms and conditions set forth in this Agreement (the “Reorganization”);
Whereas, the Acquiring Fund has been organized in order to continue the business and operations of the Target Fund;
Whereas, the Acquiring Fund currently has no assets and has carried on no business activities prior to the date first written above and will have no assets and will have carried on no business activities prior to the consummation of the transaction described herein except as necessary to consummate the Reorganization;
Whereas, the Target Fund is a separate series of Trust II and the Acquiring Fund is a separate series of the Acquiring Trust, and Trust II and the Acquiring Trust are each an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);
Whereas, the Target Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;
Whereas, the Acquiring Fund is authorized to issue the Acquiring Fund Shares; and
Whereas, the Board of Trustees of the Acquiring Trust (the “Acquiring Fund Board”) and the Board of Trustees of Trust II (the “Target Fund Board”) have made the determinations required by Rule 17a-8 under the 1940 Act with respect to the Target Fund and Acquiring Fund, respectively.
Now, Therefore, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
Article I
Transfer of Assets of the Target Fund in Exchange for Acquiring Fund Shares
and the Assumption of the Target Fund Liabilities and Termination and
Liquidation of the Target Fund
Section 1.1. The Exchange.  Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, the Target Fund agrees to transfer all of its assets, as set forth in Section 1.2, to the Acquiring Fund.  In consideration therefor, the Acquiring Fund agrees: (i) to deliver to the Target Fund the number of full and fractional Class A, Class C and Class I Acquiring Fund Shares, computed in the manner set forth in Section 2.2; and (ii) to assume all the liabilities of the Target Fund, as set forth in Section 1.3.  All Acquiring Fund Shares delivered to the Target Fund shall be delivered at net asset value without a sales load, commission or other similar fee being imposed.  Such transactions shall take place at the closing provided for in Section 3.1 (the “Closing”).
Section 1.2. Assets to be Transferred.  The Target Fund shall transfer all of its assets to the Acquiring Fund, including, without limitation, all cash, securities, commodities, interests in futures, dividends or interest receivables owned by the Target Fund and any deferred or prepaid expenses shown as an asset on the books of the Target Fund on the Closing Date as such term is defined in Section 3.1.  The Target Fund will, within a reasonable period of time before the Closing Date, furnish, if requested, the Acquiring Fund with a list of the Target Fund’s portfolio securities and other investments.  After the Target Fund provides such list, the Target Fund will notify the Acquiring Fund of its purchase or incurrence of additional investments or of any additional encumbrances, rights, restrictions or claims not reflected on such list, within a reasonable time period after such purchase or incurrence.
Section 1.3. Liabilities to be Assumed.  Any liabilities not discharged before the Closing Date shall be assumed by the Acquiring Fund, which assumed liabilities shall include all of the Target Fund’s liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Closing Date, and whether or not specifically referred to in this Agreement.
Section 1.4. Liquidating Distribution.  As of the Effective Time (as defined in Section 3.1), the Target Fund will make a liquidating distribution of the Acquiring Fund Shares received pursuant to Section 1.1 to its shareholders of record with respect to each corresponding class of shares, determined as of the close of business on the Closing Date, as such term is defined in Section 3.1 (each a “Target Fund Shareholder” and collectively, the “Target Fund

Shareholders”), on a pro rata basis within that class.  Such distribution will be accomplished with respect to each class of shares of the Target Fund by the transfer of the Acquiring Fund Shares of the corresponding class then credited to the account of the Target Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of Target Fund Shareholders of such class.  The Acquiring Fund shall not issue certificates representing Acquiring Fund Shares in connection with such transfer.  As of the Effective Time, all issued and outstanding shares of the Target Fund shall be cancelled on the books of the Target Fund and retired.
Section 1.5. Ownership of Shares.  Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund’s transfer agent.  Acquiring Fund Shares will be issued to the Target Fund, in an amount computed in the manner set forth in Section 2.2.
Section 1.6. Transfer Taxes.  Any transfer taxes payable upon the issuance of Acquiring Fund Shares due a Target Fund Shareholder pursuant to Section 1.4 that result from such issuance being made to an account in a name other than the registered holder of such Target Fund shares on the books of the Target Fund as of the Effective Time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.
Section 1.7. Liquidation and Termination.  The Target Fund shall completely liquidate and be dissolved, terminated and have its affairs wound up in accordance with Massachusetts state law, promptly following the Closing Date and the making of all distributions pursuant to Section 1.4.
Section 1.8. Board Reporting.  Any reporting responsibility of the Target Fund including, without limitation, the responsibility for filing of regulatory reports, tax returns or other documents with the Securities and Exchange Commission (the “Commission”), any state securities commission and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Target Fund.
Section 1.9. Books and Records.  All books and records of the Target Fund, including all books and records required to be maintained under the 1940 Act, and the rules and regulations thereunder, shall be available to the Acquiring Fund from and after the Closing Date and shall be turned over to the Acquiring Fund as soon as practicable following the Closing Date.
Article II

 Valuation
Section 2.1. Valuation of Assets.  The value of the Target Fund’s assets and liabilities shall be computed as of the close of regular trading on the New York Stock Exchange (“NYSE”) on the Closing Date (such time and date being hereinafter called the “Valuation Time”), using the valuation procedures set forth in the Acquiring Fund’s then-current prospectus or statement of additional information (in effect as of the Closing Date) or such other valuation procedures as shall be mutually agreed upon by the parties.

Section 2.2. Shares to be Issued.  At the Effective Time, the Acquiring Fund shall issue and deliver to the Target Fund a number of full and fractional Class A, Class C and Class I shares of beneficial interest of the Acquiring Fund equal to the number of full and fractional Class A, Class C and Class I shares of beneficial interest of the Target Fund.  The Acquiring Fund shall issue Class A, Class C and Class I shares of beneficial interest of the Acquiring Fund with an aggregate net asset value equal to the value of the Target Fund’s assets net of the Target Fund’s liabilities at the Effective Time.
Section 2.3. Effect of Suspension in Trading.  In the event that on the Closing Date, either:  (a) the NYSE or another primary exchange on which the portfolio securities of the Acquiring Fund or the Target Fund are purchased or sold shall be closed to trading or trading on such exchange shall be restricted; or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Target Fund is impracticable, the Closing Date shall be postponed until the first business day when trading is fully resumed and reporting is restored.
Article III

 Closing and Closing Date
Section 3.1. Closing Date.  The Closing shall occur on September 30, 2016 or such other date as the parties may agree (the “Closing Date”).  Unless otherwise provided, all acts taking place at the Closing shall be deemed to take place as of immediately after the Valuation Time on the Closing Date (the “Effective Time”).  The Closing shall be held as of the close of business at the offices of Chapman and Cutler LLP in Chicago, Illinois or at such other time and/or place as the parties may agree.
Section 3.2. Custodian’s Certificate.  The Target Fund shall cause its custodian to deliver to the Acquiring Fund at the Closing a certificate of an authorized officer stating that:  (a) the Target Fund’s portfolio securities, cash, and any other assets shall have been delivered in proper form to the Acquiring Fund’s custodian on behalf of the Acquiring Fund on the Closing Date; and (b) all necessary taxes, including all applicable federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Target Fund.
Section 3.3. Transfer Agent’s Certificate.  The Target Fund shall cause its transfer agent to deliver to the Acquiring Fund at the Closing a certificate of an authorized officer stating that such transfer agent’s records contain the names and addresses of all the Class A, Class C and Class I Target Fund Shareholders, and the number and percentage ownership of outstanding shares per class owned by each such shareholder immediately prior to the Closing.  The Acquiring Fund shall issue and deliver or cause its transfer agent to issue and deliver to the Target Fund a confirmation evidencing the Class A, Class C and Class I Acquiring Fund Shares to be credited at the Closing to the Secretary of Trust II or provide evidence satisfactory to the Target Fund that such Acquiring Fund Shares have been credited to the Target Fund’s account on the books of the Acquiring Fund.

Section 3.4. Delivery of Additional Items.  At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts and other documents, if any, as such other party or its counsel may reasonably request to effect the transactions contemplated by this Agreement.
Article IV

 Representations and Warranties
Section 4.1. Representations of the Target Fund.  Trust II, on behalf of the Target Fund, represents and warrants as follows:
(a) Trust II is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.
(b) The Target Fund is a separate series of Trust II duly authorized in accordance with the applicable provisions of Trust II’s Declaration of Trust.
(c) Trust II is registered as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.
(d) The Target Fund is not, and the execution, delivery, and performance of this Agreement will not result in, the violation of any provision of Trust II’s Declaration of Trust or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Target Fund is a party or by which it is bound.
(e) Except as otherwise disclosed in writing to and accepted by the Acquiring Fund, the Target Fund has no material contracts or other commitments that will be terminated with liability to the Target Fund before the Closing Date.
(f) No litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Target Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect the Target Fund’s financial condition, the conduct of its business, or the ability of the Target Fund to carry out the transactions contemplated by this Agreement.  The Target Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.
(g) The financial statements of the Target Fund for its most recently completed fiscal year have been prepared in accordance with generally accepted accounting principles and have been audited by an independent registered public accounting firm, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Target Fund as of the date indicated, and there are no known liabilities, contingent or otherwise, of the Target Fund as of such date that are not disclosed in such statements.
(h) The financial statements of the Target Fund for the six-month period completed since the end of the most recently completed fiscal year, to the extent available, have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Target Fund as of the date indicated, and there are no known liabilities, contingent or otherwise, of the Target Fund as of such date that are not disclosed in such statements.
(i) Since the date of the financial statements referred to in subsection (h) above, there have been no material adverse changes in the Target Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business) and there are no known contingent liabilities of the Target Fund arising after such date.  For the purposes of this subsection (i), a decline in the net asset value of the Target Fund shall not constitute a material adverse change.
(j) All federal, state, local and other tax returns and reports of the Target Fund required by law to be filed by it (taking into account permitted extensions for filing) have been timely filed and are complete and correct in all material respects.  All federal, state, local and other taxes of the Target Fund required to be paid (whether or not shown on any such return or report) have been paid, or provision shall have been made for the payment thereof and any such unpaid taxes are properly reflected on the financial statements referred to in subsection (h) above.  To the Target Fund’s knowledge, no tax authority is currently auditing or preparing to audit the Target Fund, and no assessment for taxes, interest, additions to tax or penalties has been asserted against the Target Fund.
(k) All issued and outstanding shares of the Target Fund are, and as of the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Target Fund (recognizing that under Massachusetts law, Target Fund Shareholders, under certain circumstances, could be held personally liable for the obligations of the Target Fund).  All the issued and outstanding shares of the Target Fund will, at the time of the Closing, be held by the persons and in the amounts set forth in the records of the Target Fund’s transfer agent as provided in Section 3.3.  The Target Fund has no outstanding options, warrants or other rights to subscribe for or purchase any shares of the Target Fund, and has no outstanding securities convertible into shares of the Target Fund.
(l) At the Closing, the Target Fund will have good and marketable title to the Target Fund’s assets to be transferred to the Acquiring Fund pursuant to Section 1.2, and full right, power, and authority to sell, assign, transfer, and deliver such assets free and clear of any liens, encumbrances and restrictions on transfer, except those liens, encumbrances and restrictions for which the Acquiring Fund has received written notice of prior to the Closing and not objected to, and the Acquiring Fund will acquire good and marketable title thereto, subject to no other restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933, as amended (the “1933 Act”).
(m) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Target Fund including the determinations of the Target Fund Board required by Rule 17a-8(a) of the 1940 Act.   This Agreement constitutes a valid and binding obligation of the Target Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.
(n) The information to be furnished by the Target Fund for use in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.
(o) All materials provided by the Target Fund to the Acquiring Fund in connection with the Reorganization do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.
(p) For each taxable year of its operations (including the taxable year ending on the Closing Date), the Target Fund has been treated as a separate corporation for federal income tax purposes pursuant to Section 851(g) of the Code, has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has been eligible to compute and has computed its federal income tax under Section 852 of the Code.
Section 4.2. Representations of the Acquiring Fund.  The Acquiring Trust, on behalf of the Acquiring Fund, represents and warrants as follows:
(a) The Acquiring Trust is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.
(b) The Acquiring Fund is a separate series of the Acquiring Trust duly authorized in accordance with the applicable provisions of the Acquiring Trust’s Declaration of Trust.
(c) The Acquiring Trust is registered as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.
(d) The Acquiring Fund shall have no assets as of the Closing Date, and there shall be no issued and outstanding shares of the Acquiring Fund prior to or at the Closing Date, other than those acquired, assumed or issued in order to facilitate the commencement of the operations of the Acquiring Fund.

(e) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not result, in a violation of the Acquiring Trust’s Declaration of Trust or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquiring Fund is a party or by which it is bound.
(f) No litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquiring Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect the Acquiring Fund’s financial condition, the conduct of its business or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement.  The Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated herein.
(g) Before the Closing Date, the Acquiring Fund shall have duly authorized the shares of the Acquiring Fund to be issued and delivered to the Target Fund as of the Effective Time.  When issued and delivered, the shares of the Acquiring Fund shall be duly and validly issued, fully paid and non-assessable by the Acquiring Fund (recognizing that under Massachusetts law, Acquiring Fund shareholders, under certain circumstances, could be held personally liable for the obligations of the Acquiring Fund).  The Acquiring Fund has no outstanding options, warrants, or other rights to subscribe for or purchase shares of the Acquiring Fund, and there are no outstanding securities convertible into shares of the Acquiring Fund.
(h) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund, including the determination of the Acquiring Fund Board required pursuant to Rule 17a-8(a) of the 1940 Act.  This Agreement constitutes a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.
(i) The Acquiring Fund Shares to be issued and delivered to the Target Fund for the account of the Target Fund Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized.  When so issued and delivered, such shares will be duly and validly issued shares of the Acquiring Fund, and will be fully paid and non-assessable (recognizing that under Massachusetts law, Acquiring Fund shareholders, under certain circumstances, could be held personally liable for the obligations of the Acquiring Fund).
(j) The information to be furnished by the Acquiring Fund for use in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities laws and other laws and regulations.

(k) Any written information furnished by the Acquiring Trust with respect to the Acquiring Fund for use in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.
(l) The Acquiring Fund will have the same investment objective, investment policies, investment advisor, sub-advisor, portfolio managers and service providers as the Target Fund.
(m) The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and any state securities laws as it may deem appropriate in order to continue its operations after the Closing Date.
Article V

 Covenants of the Funds
Section 5.1. Operation in Ordinary Course.  Subject to Section 1.2, each of the Acquiring Fund and the Target Fund will operate its respective business in the ordinary course between the date of this Agreement and the Closing Date.
Section 5.2. Investment Representation.  The Target Fund covenants that the Acquiring Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution, other than in connection with the Reorganization and in accordance with the terms of this Agreement.
Section 5.3. Additional Information.  The Target Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Target Fund’s shares.
Section 5.4. Further Action.  Subject to the provisions of this Agreement, each Fund will take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.
Section 5.5. Statement of Earnings and Profits.  As promptly as practicable, but in any case within 60 days after the Closing Date, the Target Fund shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund and which shall be certified by Trust II’s Controller or Treasurer, a statement of the earnings and profits of the Target Fund for federal income tax purposes, as well as any net operating loss carryovers and capital loss carryovers, that will be carried over to the Acquiring Fund pursuant to Section 381 of the Code.
Section 5.6. Tax Status of Reorganization.  The intention of the parties is that the Reorganization will qualify as a reorganization within the meaning of Section 368(a) of the

Code.  None of the Target Fund, Trust II, the Acquiring Fund or the Acquiring Trust shall take any action, or cause any action to be taken (including, without limitation, the filing of any tax return), that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code.  At or prior to the Closing Date, the Target Fund, Trust II, the Acquiring Fund and the Acquiring Trust will take such action, or cause such action to be taken, as is reasonably necessary to enable counsel to render the tax opinion contemplated in Section 8.5 herein.
Article VI

 Condition Precedent to Obligations of the Target Fund
The obligations of the Target Fund to consummate the transactions provided for herein shall be subject to the fulfillment or waiver of the following conditions:
Section 6.1. The Acquiring Fund shall have delivered to the Target Fund on the Closing Date a certificate executed in its name by the Acquiring Trust’s President, Chief Executive Officer or Chief Financial Officer and Treasurer, in a form reasonably satisfactory to the Target Fund and dated as of the Closing Date, to the effect that the representations, covenants, and warranties of the Acquiring Trust, on behalf of the Acquiring Fund, made in this Agreement are true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, and as to such other matters as the Target Fund shall reasonably request.
Section 6.2. The Acquiring Fund shall have performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by the Acquiring Fund prior to or at the Closing.
Section 6.3 Regulatory Approvals.  All regulatory consents, authorizations, orders, approvals or filings required to be obtained or made by the Acquiring Fund under the federal laws of the United States of America or the laws of the Commonwealth of Massachusetts for the issuance of Acquiring Fund Shares and all other transactions pursuant to the Agreement shall have been obtained or made.
Article VII

 Conditions Precedent to Obligations of the Acquiring Fund
The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject to the fulfillment or waiver of the following conditions:
Section 7.1. The Target Fund shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in its name by Trust II’s President, Chief Executive Officer or Chief Financial Officer and Treasurer, in a form reasonably satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations, covenants, and warranties of Trust II, on behalf of the Target Fund, made in this Agreement are true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, and as to such other matters as the Acquiring Fund shall reasonably request.
Section 7.2. The Target Fund shall have delivered to the Acquiring Fund a statement of the Target Fund’s assets and liabilities, together with a list of the Target Fund’s portfolio securities showing the tax basis of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Controller or Treasurer of Trust II.
Section 7.3. The Target Fund shall have performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by the Target Fund prior to or at the Closing.
Section 7.4. The Target Fund shall have delivered to the Acquiring Fund such records, agreements, certificates, instruments and such other documents as the Acquiring Fund shall reasonably request.
Article VIII

 Further Conditions Precedent
The obligations of the Target Fund and the Acquiring Fund to consummate the transactions provided for herein shall also be subject to the fulfillment (or waiver by the affected parties) of the following conditions:
Section 8.1. On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.  Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.
Section 8.2. All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of state securities authorities, including any necessary “no-action” positions and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained.
Section 8.3. The Acquiring Fund shall have received on the Closing Date an opinion from Morgan, Lewis & Bockius, LLP, dated as of the Closing Date, substantially to the effect that:
(a) Trust II is a validly existing voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust” and is existing under the laws of the Commonwealth of Massachusetts.

(b) The Agreement has been duly authorized, executed and delivered by Trust II, on behalf of the Target Fund.
(c) Assuming that the Acquiring Fund Shares will be issued in accordance with the terms of this Agreement, the Acquiring Fund Shares to be issued and delivered to the Target Fund Shareholders as provided by this Agreement are duly authorized and upon such delivery will be validly issued, fully paid and non-assessable, except that, as described in the registration statement for the Acquiring Fund, shareholders of the Acquiring Fund may under certain circumstances be held personally liable for its obligations.
(d) The execution and delivery of the Agreement by Trust II, on behalf of the Target Fund, did not, and the exchange of the Target Fund’s assets for Acquiring Fund Shares pursuant to the Agreement will not, violate Trust II’s Declaration of Trust or By-Laws.
(e) To the knowledge of such counsel, and without any independent investigation, all regulatory consents, authorizations, orders, approvals or filings required to be obtained or made by the Target Fund under the laws of the Commonwealth of Massachusetts for the transfer of the Target Fund’s assets and liabilities in exchange for Acquiring Fund Shares and all other transactions pursuant to the Agreement have been obtained or made.
Section 8.4. The Target Fund shall have received on the Closing Date an opinion from Morgan, Lewis & Bockius, LLP, dated as of the Closing Date, substantially to the effect that:
(a) The Acquiring Trust is a validly existing voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust,” and is existing under the laws of the Commonwealth of Massachusetts.
(b) The Agreement has been duly authorized, executed and delivered by the Acquiring Trust.
(c) The execution and delivery of the Agreement by the Acquiring Trust, on behalf of the Acquiring Fund, did not, and the exchange of the Target Fund’s assets for Acquiring Fund Shares pursuant to the Agreement and the issuance of Acquiring Fund Shares pursuant to the Agreement will not, violate the Acquiring Trust’s Declaration of Trust or By-Laws.
(d) To the knowledge of such counsel, and without any independent investigation, all regulatory consents, authorizations, orders, approvals or filings required to be obtained or made by the Acquiring Fund under the laws of the Commonwealth of Massachusetts for the issuance of Acquiring Fund Shares and all other transactions pursuant to the Agreement have been obtained or made.

Section 8.5. The Funds shall have received on the Closing Date an opinion of Chapman and Cutler LLP addressed to the Acquiring Fund and the Target Fund substantially to the effect that for federal income tax purposes:
(a) The transfer of all the Target Fund’s assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Target Fund followed by the pro rata, by class, distribution to the Target Fund Shareholders of all the Acquiring Fund Shares received by the Target Fund in complete liquidation of the Target Fund will constitute a “reorganization” within the meaning of Section 368(a) of the Code and the Acquiring Fund and the Target Fund will each be a “party to a reorganization,” within the meaning of Section 368(b) of the Code, with respect to the Reorganization.
(b) No gain or loss will be recognized by the Acquiring Fund upon the receipt of all the assets of the Target Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Target Fund.
(c) No gain or loss will be recognized by the Target Fund upon the transfer of all the Target Fund’s assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Target Fund or upon the distribution (whether actual or constructive) of such Acquiring Fund Shares to the Target Fund Shareholders solely in exchange for such shareholders’ shares of the Target Fund in complete liquidation of the Target Fund.
(d) No gain or loss will be recognized by the Target Fund Shareholders upon the exchange of their Target Fund shares solely for Acquiring Fund Shares in the Reorganization.
(e) The aggregate basis of the Acquiring Fund Shares received by each Target Fund Shareholder pursuant to the Reorganization will be the same as the aggregate basis of the Target Fund shares exchanged therefor by such shareholder.  The holding period of the Acquiring Fund Shares received by each Target Fund Shareholder will include the period during which the Target Fund shares exchanged therefor were held by such shareholder, provided such Target Fund shares are held as capital assets at the time of the Reorganization.
(f) The basis of the Target Fund’s assets transferred to the Acquiring Fund will be the same as the basis of such assets to the Target Fund immediately before the Reorganization.  The holding period of the assets of the Target Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Target Fund.
No opinion will be expressed as to (1) the effect of the Reorganization on (A) the Target Fund or the Acquiring Fund with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination thereof) under a mark-to-market system of accounting, (B) any Target Fund shareholder that is required to recognize unrealized gains and losses for federal income tax purposes under a mark-to-market system of accounting, or (C) the Target Fund or the Acquiring Fund with respect to any stock held in a passive foreign investment company as defined in Section 1297(a) of the Code or (2) any other federal tax issues (except those set forth above) and all state, local or foreign tax issues of any kind.
Such opinion shall be based on certain factual representations, reasonable assumptions and such other representations as Chapman and Cutler LLP may request of the Funds, and the Target Fund and the Acquiring Fund will cooperate to make and certify the accuracy of such representations.  Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Target Fund may waive the conditions set forth in this Section 8.5.
Article IX

 Expenses
Section 9.1. The Adviser will bear all expenses incurred by the Target Fund and the Acquiring Fund in connection with this Agreement and the transactions contemplated hereby whether or not the Reorganization is consummated.  Notwithstanding the foregoing, such expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another party of such expenses would result in the disqualification of such party as a regulated investment company within the meaning of Section 851 of the Code.
Article X

 Entire Agreement
Section 10.1. The parties agree that no party has made to the other parties any representation, warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between and among the parties.
Article XI

 Termination
Section 11.1. This Agreement may be terminated by the mutual agreement of the parties and such termination may be effected by (i) Trust II’s President or Chief Executive Officer of Trust II, and (ii) the Acquiring Trust’s President or Chief Executive Officer of the Acquiring Trust, without further action by the Target Fund Board or Acquiring Fund Board.  In addition, either Fund may, at its option, terminate this Agreement at or before the Closing Date due to:
(a) a breach by any other party of any representation, warranty, or agreement contained herein to be performed at or before the Closing Date, if not cured within 30 days of notification to the breaching party and prior to the Closing;

(b) a condition precedent to the obligations of the terminating party that has not been met or waived and it reasonably appears that it will not or cannot be met; or
(c) a determination by the Target Fund Board or Acquiring Fund Board that the consummation of the transactions contemplated herein is not in the best interests of the Target Fund or Acquiring Fund, respectively.
Section 11.2. In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of Trust II or the Acquiring Trust.
Article XII

 Amendments
Section 12.1. This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by any duly authorized officer of Trust II and  any duly authorized officer of the Acquiring Trust, as such officers are specifically authorized by the Target Fund Board and the Acquiring Fund Board, respectively.
Article XIII

Headings; Counterparts; Governing Law; Assignment;
 Limitation of Liability
Section 13.1. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 13.2. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
Section 13.3. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.
Section 13.4. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this section, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
Section 13.5. It is expressly agreed that the obligations of the Funds hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of either Trust II or the Acquiring Trust, personally, but shall bind only the property of such Fund, as provided in Trust II’s Declaration of Trust and the Acquiring Trust’s Declaration of Trust.  The execution and delivery of this Agreement have been authorized by the Trustees of the Acquiring Trust, on behalf of the Acquiring Fund, and the Trustees of Trust II, on behalf of the Target Fund, and signed by the respective authorized officers of Trust II and the Acquiring Trust acting as such.  Neither the authorization by such Trustees nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of a Fund as provided in Trust II’s Declaration of Trust and the Acquiring Trust’s Declaration of Trust.
Section 13.6. It is understood and agreed that no Fund shall have any liability for the obligations of the other Fund, and the liabilities of each Fund shall be several and not joint.

[Signature Page Follows]

In Witness Whereof, the parties have duly executed this Agreement, all as of the date first written above.

Destra Investment Trust, on behalf of Destra Focused Equity Fund
By:  ____________________________________
Name:   _____________________________
Title: _____________________________
Acknowledged:

By:  ____________________________________
Name:_______________________________
 Title:________________________________

Destra Investment Trust II, on behalf of Destra Focused Equity Fund
By:  ___________________________________
Name:______________________________
 Title:_______________________________
Acknowledged:

By:  ____________________________________
Name:_______________________________
 Title:________________________________

The undersigned is a party to this Agreement for the purposes of Section 9.1 only:

Destra Capital Advisors LLC
By:  ___________________________________
Name:______________________________
 Title:_______________________________
Acknowledged:

By:  ____________________________________
Name:_______________________________
 Title:________________________________